                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12

                        AMERICAN TECHNICAL CERAMICS CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)       Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
2)       Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
4)       Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
5)       Total fee paid:

         -----------------------------------------------------------------------


[ ] Fee paid previously with preliminary materials.
[ ]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

         1)   Amount previously paid:

         -----------------------------------------------------------------------
         2)   Form, Schedule or Registration Statement No:

         -----------------------------------------------------------------------
         3)   Filing party:

         -----------------------------------------------------------------------
         4)   Date Filed:

         -----------------------------------------------------------------------

                        AMERICAN TECHNICAL CERAMICS CORP.
                                 17 STEPAR PLACE
                       HUNTINGTON STATION, NEW YORK 11746

             -------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 19, 2003

             -------------------------------------------------------

To the Stockholders of
AMERICAN TECHNICAL CERAMICS CORP.:

         The Annual Meeting of Stockholders of American Technical Ceramics Corp., a Delaware corporation (the "Company"), will be held at 2201 Corporate Square Boulevard, Jacksonville, Florida 32216, on Wednesday, November 19, 2003, at 1:00 p.m., Eastern Standard Time, for the following purposes:

         1.       To elect six directors;

         2. To ratify the appointment of KPMG LLP as the independent public accountants to audit the Company's consolidated financial statements for the fiscal year ending June 30, 2004; and

         3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         Only stockholders of record at the close of business on October 6, 2003, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting. A complete list of stockholders of the Company as of the record date will be open to examination by any stockholder for any purpose germane to the meeting during ordinary business hours on or after November 7, 2003 at the Company's principal executive offices, 17 Stepar Place, Huntington Station, New York, and at the place of the meeting as well as during the duration of the meeting. The transfer books of the Company will not be closed.

         Your attention is directed to the accompanying Proxy Statement. Stockholders unable to attend the meeting in person are urged to date, sign and mail promptly the enclosed proxy card in the postpaid envelope to ensure that your shares are represented at the meeting. If you attend the meeting, you may revoke your proxy and vote in person if you wish to do so.

                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          KATHLEEN M. KELLY
                                               Secretary


Huntington Station, New York
October 17, 2003

                        AMERICAN TECHNICAL CERAMICS CORP.
                                 PROXY STATEMENT

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of American Technical Ceramics Corp., a Delaware corporation (the "Company"), to be voted at the Annual Meeting of Stockholders and any adjournment or postponement thereof (the "Annual Meeting"). The Annual Meeting will be held at 1:00 p.m., Eastern Standard Time, on Wednesday, November 19, 2003, at the Company's facility at 2201 Corporate Square Boulevard, Jacksonville, Florida 32216. The principal executive offices of the Company are located at 17 Stepar Place, Huntington Station, New York 11746. It is expected that this Proxy Statement and the accompanying proxy card will first be mailed or delivered to stockholders entitled to notice of, and to vote at, the Annual Meeting on or about October 17, 2003.

                       VOTING SECURITIES AND VOTING RIGHTS

      Only holders of record of the Company's Common Stock, par value $.01 per share (the "Common Stock"), at the close of business on October 6, 2003, will be entitled to notice of, and to vote at, the Annual Meeting. As of October 6, 2003, there were 8,108,018 shares of Common Stock issued and outstanding. A majority of the outstanding shares of Common Stock present in person or by proxy shall constitute a quorum at the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote on all matters, which vote may be given in person or by proxy duly authorized in writing. There are no cumulative voting rights.

      All proxies received pursuant to this solicitation will be voted, and, where a choice is specified as to the proposals described in the foregoing Notice of Annual Meeting of Stockholders, they will be voted in accordance with that specification. If no specific instructions are given with respect to the matters to be acted upon, the shares of Common Stock represented by a signed proxy will be voted FOR all of the Board's nominees for director, FOR the proposal to ratify the appointment of KPMG LLP as the independent public accountants to audit the Company's consolidated financial statements for the fiscal year ending June 30, 2004, and in accordance with the proxy holders' best judgment as to any other matters as may properly come before the Annual Meeting. Stockholders who have executed proxies may revoke them at any time before they are voted by submitting a later dated proxy or by written notice delivered to the Secretary of the Company. Personal attendance at the Annual Meeting without submitting a later dated proxy or a written notice of revocation to the Secretary shall not serve to revoke any proxy.

      The affirmative vote of the holders of a majority of the shares of Common Stock present at the Annual Meeting in person or by proxy and entitled to vote is necessary for the election of directors and the ratification of KPMG LLP as the Company's independent public accountants to audit the Company's consolidated financial statements for the fiscal year ending June_30, 2004. Accordingly, an abstention is treated as a share present or represented and entitled to vote and is the equivalent of a vote against the election of any nominee for election to the Board of Directors of the Company or the proposal to ratify the appointment of KPMG LLP. If stockholders hold their shares of Common Stock through a broker, bank or representative, generally the broker or representative may only vote the Common Stock that it holds in accordance with the stockholder's instructions. However, if it has not timely received such instructions, the broker or representative may vote on certain matters for which it has discretionary voting authority. If the broker or representative cannot vote on a particular matter because it does not have discretionary voting authority, this is a "broker non-vote" on that matter. For purposes of voting, broker non-votes will not be considered present at the Annual Meeting and, therefore, will not be considered in determining the presence of a quorum. Broker non-votes will have no effect on the outcome of the vote for the election of directors or the ratification of KPMG LLP as the Company's independent accountants.

      As of October 6, 2003, Victor Insetta, the President, Chief Executive Officer and a director of the Company, owned 4,455,130 shares of Common Stock, representing approximately 55% of the issued and outstanding shares of Common Stock. His shareholdings are sufficient to assure election of the nominees for election as directors as set forth herein, to ratify the appointment of KPMG LLP as the independent public accountants to audit the Company's consolidated financial statements for the fiscal year ending June 30, 2004 and to take action on any other matters that may properly come before the Annual Meeting.

      The Company will bear the entire cost of the solicitation of proxies by the Board of Directors. Proxies will be solicited by mail, and may be solicited personally by telephone or facsimile or electronic transmission, by directors, officers and regular employees of the Company, without additional remuneration.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of October 6, 2003, certain information with respect to the ownership of the Company's Common Stock by (i) all persons who are known by the Company to be the beneficial owners of more than 5% of the outstanding shares of Common Stock, (ii) each of the directors of the Company,
(iii) each of the executive officers of the Company listed in the table under the caption "Executive Compensation -- Summary Compensation Table," and (iv) all directors and executive officers of the Company as a group.

     Name and Address of Beneficial Owner              Amount and Nature of Beneficial Ownership (1)            Percent of Class
-------------------------------------------------   ----------------------------------------------------     -----------------------
VICTOR INSETTA                                                                       4,462,130   (2)                55.0%
   C/O American Technical Ceramics Corp.
   2201 Corporate Square Boulevard
   Jacksonville, Florida

JOSEPH COLANDREA                                                                       210,400   (3)                 2.6%
   911 South Ocean Boulevard
   Boca Raton, Florida

RICHARD MONSORNO                                                                       161,160   (4)                 2.0%
   C/O American Technical Ceramics Corp.
   2201 Corporate Square Boulevard
   Jacksonville, Florida

JUDAH WOLF                                                                             105,000   (5)                 1.3%
   C/O American Technical Ceramics Corp.
   2201 Corporate Square Boulevard
   Jacksonville, Florida

DAVID OTT                                                                               43,000   (6)                   *
   C/O American Technical Ceramics Corp.
   One Norden Lane
   Huntington Station, New York

STEPHEN BEYEL                                                                           29,600   (7)                   *
   C/O American Technical Ceramics Corp.
   One Norden Lane
   Huntington Station, New York

STUART P. LITT                                                                          26,350   (8)                   *
   C/O Northport Systems, Inc.
   215 Scudder Avenue
   Northport, New York

CHESTER E. SPENCE                                                                       18,250   (9)                   *
   269 Windsor Place
   Brooklyn, New York

THOMAS J. VOLPE                                                                          5,750  (10)                   *
   C/O Babcock & Brown LP
   230 Park Avenue
   New York, New York

O. JULIAN GARRARD III                                                                    5,250  (11)                   *
   C/O Garrard & Garrard, C.P.A.
   6828 St. Augustine Road
   Jacksonville, Florida

DOV S. BACHARACH                                                                         4,250  (12)                   *
   C/O GEI Industries, Inc.
   560 Sylvan Avenue
   Englewood Cliffs, New Jersey

All executive officers and directors as a group
(13 persons)                                                                         4,980,414  (13)

----------------------------------
* Less than one percent.

(1) All shares are beneficially owned, and the sole voting and investment power over such shares is held, by the persons named, except to the extent described in the following footnotes.

(2) Includes 7,000 shares which Mr. Insetta may acquire pursuant to options which are presently exercisable or which vest within 60 days. Does not include (i) 210,400 shares owned by Mr. Colandrea which are subject to a Restated Shareholders' Agreement, dated April 15, 1985, among the Company and Messrs. Insetta and Colandrea (the "Restated Shareholders' Agreement"), (ii) 4,500 shares owned by Mr. Insetta's wife, as to which Mr. Insetta disclaims beneficial ownership, and (iii) shares subject to Voting and Transfer Agreements entered into in connection with options granted under a stock option plan which has expired. Pursuant to the Restated Shareholders' Agreement, Messrs. Insetta and Colandrea have agreed that, so long as they own shares of Common Stock, they will vote their shares for the election of either three designees of Mr. Insetta (if Mr. Insetta elects not to be a director) or of Mr. Insetta and two of his designees, and for the election of Mr. Colandrea (if Mr. Colandrea elects to be a director) to the Board of Directors of the Company. Mr. Colandrea has waived his right to be designated as a director indefinitely until written notice is served to the contrary at least 90 days prior to the next scheduled annual meeting of stockholders. No such notice has been given relative to the Company's Annual Meeting to be held November 19, 2003. The Restated Shareholders' Agreement will terminate upon the death of Mr. Insetta or at such time as Mr. Insetta does not own at least 10% of the outstanding shares of Common Stock. The Restated Shareholders' Agreement also provides for certain rights of first refusal and registration rights. The Voting and Transfer Agreements referred to above contain provisions requiring the holders of shares purchased upon the exercise of options granted under said plan to vote such shares for the election as directors of the Company of certain persons (currently Victor Insetta). The Company has not regularly enforced these provisions.

(3) Does not include 4,447,130 shares owned by Mr. Insetta which are subject to the Restated Shareholders' Agreement. See Note (2) above. By virtue of such agreement, Mr. Colandrea may be deemed to beneficially own the shares owned by Mr. Insetta.

(4) Includes 83,000 shares which Mr. Monsorno may acquire pursuant to options which are presently exercisable or which vest within 60 days.

(5) Includes 93,000 shares which Mr. Wolf may acquire pursuant to options which are presently exercisable or which vest within 60 days.

(6) Includes 41,000 shares which Mr. Ott may acquire pursuant to options which are presently exercisable or which vest within 60 days.

(7) Includes 64 shares jointly owned with Mr. Beyel's wife and also includes 20,500 shares which Mr. Beyel may acquire pursuant to options which are presently exercisable or which vest within 60 days.

(8) Includes 1,250 shares which Mr. Litt may acquire pursuant to options which are presently exercisable or which vest within 60 days.

(9) Includes 1,250 shares which Mr. Spence may acquire pursuant to options which are presently exercisable or which vest within 60 days.

(10) Includes 1,250 shares which Mr. Volpe may acquire pursuant to options which are presently exercisable or which vest within 60 days.

(11) Includes 1,250 shares which Mr. Garrard may acquire pursuant to options which are presently exercisable or which vest within 60 days.

(12) Includes 1,250 shares which Mr. Bacharach may acquire pursuant to options which are presently exercisable or which vest within 60 days.

(13) Includes 325,750 shares which may be acquired pursuant to options which are presently exercisable or which vest within 60 days, 6,600 shares owned by an officer jointly with her husband, and 64 shares owned by an officer jointly with his wife (see Note (7) above). See also Note (2) above with respect to certain shares which are not included.


                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

      Six directors are to be elected to serve until the next annual meeting of stockholders or until their respective successors are elected and qualified.

      Set forth in the table below is certain information, as of October 6, 2003, with respect to the nominees of the Board of Directors of the Company for election as directors and is based on the records of the Company and information provided to it. All of the nominees are presently directors of the Company. Absent instructions to the contrary, it is the intention of the persons named in the enclosed proxy to vote for the election as directors of the persons named in the table below. If any such nominee should become unavailable for any reason, which the Board of Directors has no reason to anticipate, the persons named in the enclosed proxy reserve the right to substitute another person of their choice in his place.

      THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION AS A DIRECTOR OF THE COMPANY OF EACH OF THE NOMINEES SET FORTH BELOW.

                                                                                                                    Year First
                                                                                                                    Elected or
                                                                                                                  Appointed as a
               Name              Age               Business Experience During the Past Five Years                    Director
------------------------------- ------ ------------------------------------------------------------------------ -------------------
VICTOR INSETTA                   63   President and Chief Executive Officer of the Company and Director.             1966

O. JULIAN GARRARD III (1)(2)     57   Partner of Garrard & Garrard, C.P.A., a certified public accounting            1988
                                      firm specializing in taxation.

CHESTER E. SPENCE (1)(2)         64   Retired since July 1999. Consultant to the Company from May 1998 to            1985
                                      June 1999. Prior thereto, Vice President-Marketing and Sales of the
                                      Company from August 1993 to April 1998.

STUART P. LITT (2)               61   Managing Director of OEM Capital, an investment banking firm                   1993
                                      specializing in the electronics industry, since December 2000.
                                      Consultant and President of Northport Systems Inc., a strategic consulting firm specializing in technology companies, since February
                                      2001. Senior Vice President - Operations of the Company from September
                                      1996 through December 2000.

THOMAS J. VOLPE (1)(2)           67   Executive Advisor to The Interpublic Group of Companies, Inc., an              1999
                                      organization of advertising agencies and communications services companies, since December 2000. Senior Vice President - Financial
                                      Operations of The Interpublic Group of Companies, Inc. from March 1986 through December 2000. Also serves on the Board of Directors of
                                      Rent-A-Wreck Inc. and as a Trustee of Industry Leaders Fund, a mutual fund.

DOV S. BACHARACH (1)(2)          39   Founder and Managing Director of GEI Industries, Inc., an international        2000
                                      consulting firm since January 1998. Vice President of International
                                      Operations at Wyle Electronics, an electronics distributor, from 1996 until December 1997. Prior thereto, President and Chief Operating
                                      Officer of the Ginsbury Group, an electronic components engineering and distribution company, from 1988 to December 1995 when it was sold to
                                      Wyle Electronics.

 (1)  Member of Audit Committee
 (2)  Member of Compensation Committee

      There are no family relationships between or among any directors or executive officers of the Company. See footnotes (2) and (3) to the table under the caption "Security Ownership of Certain Beneficial Owners and Management" for information concerning agreements among certain stockholders as to the election of directors. See also "Certain Relationships and Related Transactions" for information concerning the lease of certain real property owned by entities in which Mr. Insetta owns an interest.

BOARD MEETINGS;  COMMITTEES OF THE BOARD OF DIRECTORS

      Meeting Attendance. During the fiscal year ended June 30, 2003, the Board of Directors held seven meetings. All of the meetings were attended by all of the directors.

      Audit Committee. The Board of Directors has created a standing Audit Committee. The Audit Committee, which held eight formal meetings and communicated informally several times during the fiscal year ended June 30, 2003, currently consists of Messrs. Garrard, Spence, Volpe and Bacharach. All of the members of the Audit Committee are independent as defined in Section 121(A) of the American Stock Exchange's listing standards. The authority of the Audit Committee is set forth in more detail in its Charter, which was adopted by the Board of Directors and is attached hereto as Annex A. The Audit Committee's primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to stockholders and others, the systems of internal controls which management and the Board of Directors have established, and the audit process. In addition, the Audit Committee provides an open avenue of communication between the independent accountants, financial management and the Board of Directors. Each of Messrs. Garrard, Spence, Volpe and Bacharach attended all of the meetings held by the Audit Committee during the fiscal year ended June 30, 2003. Please see the Report of the Audit Committee set forth elsewhere in this Proxy Statement.

      Compensation Committee. On November 21, 2002, the Board of Directors created a Compensation Committee, which currently consists of Messrs. Garrard, Spence, Volpe, Bacharach and Litt. The Compensation Committee is authorized, subject to the Certificate of Incorporation and By-Laws of the Company and the Delaware General Corporation Law, to exercise all power and authority of the Board of Directors with respect to the compensation of employees of the Company. The Compensation Committee held one formal meeting during the fiscal year ended June 30, 2003, which all of the members attended.

      Nominating Committee. The Board does not have a nominating committee. This function is performed by the Board as a whole.

      Compensation of Directors. Each non-employee director of the Company receives an annual retainer of $10,000 plus a fee of $1,000 plus expenses for each meeting, excluding teleconference meetings, of the Board of Directors and, if a member of a Committee, each Committee meeting, that he attends. In addition, provided he is serving as a director of the Company on June 30th of the applicable year, each non-employee director is granted options under the Company's stock option plans to purchase 5,000 shares of Common Stock at an exercise price equal to the closing sale price of the Company's Common Stock on the American Stock Exchange on such June 30th. The term of each option is ten years from the date of grant. The options vest in four equal installments over the first four years of their term.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers, directors and persons who own beneficially more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in their beneficial ownership of Common Stock. Officers, directors and persons owning more than ten percent of the Common Stock are required to furnish the Company with copies of all such reports. Based solely on a review of copies of such reports furnished to the Company, the Company believes that, during the fiscal year ended June 30, 2003, there were no deviations from the Section 16(a) filing requirements applicable to its officers, directors and persons owning beneficially more than ten percent of the Common Stock.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table sets forth compensation paid over each of the last three fiscal years to the President and Chief Executive Officer of the Company and to the four other most highly compensated executive officers of the Company whose compensation exceeded $100,000 (collectively, the "Named Executive Officers"):

                                       Fiscal Year                                           Restricted Stock        All Other
    Name and Principal Position       Ended June 30      Salary ($)     Bonus ($)  (1)          Awards ($)        Compensation ($)
------------------------------------ --------------- ------------------ ------------------ --------------------- -------------------
VICTOR INSETTA                             2003            328,852                  --              --              5,673     (2)
President, Chief Executive Officer         2002            323,162                  --              --              4,978     (2)
and Director                               2001            323,162             407,574              --              5,317     (2)

RICHARD MONSORNO                           2003            194,661                3,231           7,274  (3)        5,608     (4)
Senior Vice President -                    2002            183,642                3,022           7,236  (3)        3,596     (4)
Technology                                 2001            171,834               99,716              --             5,317     (4)

STEPHEN BEYEL                              2003            159,300               29,038           8,295  (5)        4,708     (6)
Senior Vice President -                    2002            123,047               22,430           8,097  (5)        3,638     (6)
Sales                                      2001            117,404               43,860          15,522  (5)        2,545     (6)

DAVID OTT                                  2003            163,152                2,411           8,295  (7)        4,967     (8)
Senior Vice President -                    2002            154,500                2,255           8,097  (7)        2,665     (8)
New York Operations                        2001            144,808               79,479          15,522  (7)        6,984     (8)

JUDAH WOLF                                 2003            129,962               16,009           7,274  (9)        4,379     (10)
Senior Vice President -                    2002            129,808               97,116           7,236  (9)        2,967     (10)
Thin Film Products                         2001            115,962              485,720          13,905  (9)        5,017     (10)

      (1) Includes amounts paid in the applicable fiscal year in respect of such fiscal year and amounts earned for such fiscal year and paid in a subsequent fiscal year.

      (2) Consists of contributions by the Company to the Company's 401(k) Savings Plan on behalf of Mr. Insetta.

      (3) Represents the fair market value of two stock bonus awards, each consisting of 1,000 shares of Common Stock, granted on June 30, 2003 and June 28, 2002, respectively (based upon the closing sale prices of the Company's Common Stock on the American Stock Exchange on June 30, 2003 and June 28, 2002 of $5.35 and $5.00 per share, respectively), and payments made on behalf of Mr. Monsorno in respect of income taxes on such awards. As of June 30, 2003, the value of the 2,000 shares of Common Stock issued to Mr. Monsorno pursuant to these stock bonus awards was $10,700 (based upon the closing sale price of the Company's Common Stock on the American Stock Exchange on June 30, 2003 of $5.35 per share).

      (4) Consists of contributions by the Company to the Company's 401(k) Savings Plan on behalf of Mr. Monsorno.

      (5) Represents the fair market value of three stock bonus awards, each consisting of 1,000 shares of Common Stock, granted on June 30, 2003, June 28, 2002 and June 29, 2001, respectively (based upon the closing sale prices of the Company's Common Stock on the American Stock Exchange on June 30, 2003, June 28, 2002 and June 29, 2001 of $5.35, $5.00 and $9.81 per share, respectively), and payments made on behalf of Mr. Beyel in respect of income taxes on such awards. As of June 30, 2003, the value of the 3,000 shares of Common Stock issued to Mr. Beyel pursuant to these stock bonus awards was $16,050 (based upon the closing sale price of the Company's Common Stock on the American Stock Exchange on June 30, 2003 of $5.35 per share).

      (6) Consists of contributions by the Company to the Company's 401(k) Savings Plan on behalf of Mr. Beyel.

      (7) Represents the fair market value of three stock bonus awards, each consisting of 1,000 shares of Common Stock, granted on June 30, 2003, June 28, 2002 and June 29, 2001, respectively (based upon the closing sale prices of the Company's Common Stock on the American Stock Exchange on June 30, 2003, June 28, 2002 and June 29, 2001 of $5.35, $5.00 and $9.81 per share, respectively), and payments made on behalf of Mr. Ott in respect of income taxes on such awards. As of June 30, 2003, the value of the 3,000 shares of Common Stock issued to Mr. Ott pursuant to these stock bonus awards was $16,050 (based upon the closing sale price of the Company's Common Stock on the American Stock Exchange on June 30, 2003 of $5.35 per share).

      (8) Consists of contributions by the Company to the Company's 401(k) Savings Plan on behalf of Mr. Ott.

      (9) Represents the fair market value of three stock bonus awards, each consisting of 1,000 shares of Common Stock, granted on June 30, 2003, June 28, 2002 and June 29, 2001, respectively (based upon the closing sale prices of the Company's Common Stock on the American Stock Exchange on June 30, 2003, June 28, 2002 and June 29, 2001 of $5.35, $5.00 and $9.81 per share, respectively), and payments made on behalf of Mr. Wolf in respect of income taxes on such awards. As of June 30, 2003, the value of the 3,000 shares of Common Stock issued to Mr. Wolf pursuant to these stock bonus awards was $16,050 (based upon the closing sale price of the Company's Common Stock on the American Stock Exchange on June 30, 2003 of $5.35 per share).

      (10) Consists of contributions by the Company to the Company's 401(k) Savings Plan on behalf of Mr. Wolf.


OPTION GRANTS IN LAST FISCAL YEAR

      The following table sets forth certain information concerning options granted to the Named Executive Officers during the fiscal year ended June 30, 2003. Options were granted pursuant to the American Technical Ceramics Corp. 2000 Incentive Stock Plan (the "2000 Plan").

                                                                                                Potential Realizable Value at
                                                                                                Assumed Annual Rates of Stock
                                              Individual Grants                               Price Appreciation for Option Term
                   ----------------------------------------------------------------------    -----------------------------------
                                        Percent of
                      Number of        Total Options
                     Securities          Granted to        Exercise
                     Underlying         Employees in         Price
                   Options Granted      Fiscal Year        ($/Share)      Expiration Date            5%                10%
                   ----------------   ---------------    ------------   ------------------     -------------       -------------
Victor Insetta            4,000(1)         0.8%            $   2.59          4/11/2006           $  2,850           $  6,325

Rich Monsorno             4,000(2)         0.8%            $   2.35          4/11/2011           $  5,900           $ 14,975

                         60,000(2)        11.9%            $   2.35          4/26/2011           $ 88,675           $224,725

Stephen Beyel            10,000(3)         2.0%            $   2.35          8/16/2012           $ 14,775           $ 37,450

David Ott                 4,000(4)         0.8%            $   2.35          4/11/2011           $  5,900           $ 14,975

                         40,000(4)         7.9%            $   2.35          4/26/2011           $ 59,125           $149,800

Judah Wolf               40,000(5)         7.9%            $   2.35          8/15/2012           $ 59,125           $149,800

                          4,000(6)         0.8%            $   2.35          4/11/2011           $  5,900           $ 14,975

                         40,000(6)         7.9%            $   2.35          4/26/2011           $ 59,125           $149,800



      (1) In connection with an Option Exchange Program commenced by the Company in January 2002 (the "Option Exchange Program"), in February 2002, Mr. Insetta tendered for cancellation 4,000 options which had been granted to him pursuant to the 2000 Plan on April 11, 2000 with an exercise price of $24.45 per share. Such options were to vest in equal annual installments over four years from the date of grant. Pursuant to the Option Exchange Program, the Company granted to Mr. Insetta 4,000 new options with an exercise price of $2.59 per share (the last reported sale price of the Company's Common Stock as reported on the American Stock Exchange on August 15, 2002, plus 10%). The new options become exercisable in accordance with the vesting schedule of the options tendered for cancellation.

      (2) In connection with the Option Exchange Program, in February 2002, Mr. Monsorno tendered for cancellation 64,000 options which had been granted to him pursuant to the 2000 Plan, 4,000 of which were granted on April 11, 2000 with an exercise price of $19.50 per share, and 60,000 of which were granted on April 26, 2000 with an exercise price of $23.50 per share. Such options were to vest in equal annual installments over four years from the date of grant. Pursuant to the Option Exchange Program, the Company granted to Mr. Monsorno 64,000 new options with an exercise price of $2.35 per share (the last reported sale price of the Company's Common Stock as reported on the American Stock Exchange on August 15, 2002). The new options become exercisable in accordance with the vesting schedule of the options tendered for cancellation.

      (3) The options granted to Mr. Beyel vest equally over four years starting with the first anniversary of the date of grant and expire on the tenth anniversary of the date of grant.

      (4) In connection with the Option Exchange Program, in February 2002, Mr. Ott tendered for cancellation 44,000 options which had been granted to him pursuant to the 2000 Plan, 4,000 of which were granted on April 11, 2000 with an exercise price of $19.50 per share, and 40,000 of which were granted on April 26, 2000 with an exercise price of $23.50 per share. Such options were to vest in equal annual installments over four years from the date of grant. Pursuant to the Option Exchange Program, the Company granted to Mr. Ott 44,000 new options with an exercise price of $2.35 per share (the last reported sale price of the Company's Common Stock as reported on the American Stock Exchange on August 15, 2002). The new options become exercisable in accordance with the vesting schedule of the options tendered for cancellation.

      (5) The options were fully vested on the date of grant and expire on the tenth anniversary of the date of grant.

      (6) In connection with the Option Exchange Program, in February 2002, Mr. Wolf tendered for cancellation 44,000 options which had been granted to him pursuant to the 2000 Plan, 4,000 of which were granted on April 11, 2000 with an exercise price of $19.50 per share, and 40,000 of which were granted on April 26, 2000 with an exercise price of $23.50 per share. Such options were to vest in equal annual installments over four years from the date of grant. Pursuant to the Option Exchange Program, the Company granted to Mr. Wolf 44,000 new options with an exercise price of $2.35 per share (the last reported sale price of the Company's Common Stock as reported on the American Stock Exchange on August 15, 2002). The new options become exercisable in accordance with the vesting schedule of the options tendered for cancellation.

      AGGREGATE OPTION EXERCISES DURING THE FISCAL YEAR ENDED JUNE 30, 2003
                        AND FISCAL YEAR-END OPTION VALUES

      The following table sets forth certain information (i) with respect to the exercise of options by the Named Executive Officers during the fiscal year ended June 30, 2003, (ii) the number of shares of Common Stock underlying exercisable and unexercisable stock options held by the Named Executive Officers as of June 30, 2003, and (iii) the aggregate values of exercisable and unexercisable "in-the-money" options held by the Named Executive Officers as of June 30, 2003, which values represent the positive spread, if any, between the exercise price of any such option and the closing sale price of the Common Stock on the American Stock Exchange on June 30, 2003.

                                                                Number of Shares Underlying          Value of Unexercised In-
                                                               Unexercised Options at Fiscal           the-Money Options at
                                                                          Year End                      Fiscal Year End (1)
                                                               -------------------------------    --------------------------------
                            Shares Acquired
                              on Exercise     Value Realized    Exercisable    Unexercisable       Exercisable    Unexercisable
                              -----------     --------------    -----------    -------------       -----------    -------------
  Victor Insetta                  ---               ---              7,000         1,000          $     11,805   $      2,760
  Richard Monsorno                ---               ---             73,000        36,000          $    150,500   $     48,000
  Stephen Beyel                   ---               ---             18,000        41,000          $     60,000   $     30,000
  David Ott                       ---               ---             41,000        10,500          $    102,113   $     36,113
  Judah Wolf                      ---               ---             93,000        16,000          $    225,500   $     33,000

(1) Based upon the closing sale price of the Common Stock on the American Stock Exchange on June 30, 2003 of $5.35 per share.

EMPLOYMENT AGREEMENTS

Victor Insetta

      The Company is party to an employment agreement with Victor Insetta, the Company's President and Chief Executive Officer. The current term of the agreement expires on March 1, 2004. Pursuant to its terms, the agreement is automatically renewed for successive one-year periods beginning on March 1 of each year unless either party gives written notice of his or its election to terminate the agreement at least 120 days prior to such date.

      Pursuant to the agreement, Mr. Insetta was paid base compensation for the fiscal year ended June 30, 2003 of $328,852. The agreement provides for further increases in Mr. Insetta's base salary by the Board of Directors from time to time in its sole discretion. (Mr. Insetta's base salary was increased by the Compensation Committee of the Board of Directors, effective June 1, 2003, from $323,000 per annum to $350,000 per annum.) The agreement also provides that, as additional annual compensation, Mr. Insetta is entitled to an amount equal to 2.5% of the Company's net income (before such incentive compensation and before income taxes). The Company, at its option, may pay the additional annual compensation in stock, cash or a combination thereof, subject to certain limitations. For the fiscal year ended June 30, 2001, the Company elected to pay all of Mr. Insetta's additional compensation in cash. No additional compensation was paid to Mr. Insetta for fiscal years 2002 and 2003. See "Executive Compensation -- Summary Compensation Table."

      The agreement further provides, among other things, that if there is a change of control of the Company or if Mr. Insetta's employment is terminated prior to the scheduled expiration date other than for cause (as defined in the agreement), death, disability, or voluntary termination apart from a change of control, the Company is required to pay to Mr. Insetta, in a lump sum, an amount equal to the greater of (i) all of the compensation due to Mr. Insetta under the agreement through the end of the then existing term of the agreement, or (ii) three times Mr. Insetta's average annual compensation under the agreement during the five most recent fiscal years prior to the fiscal year in which the termination took place as calculated in accordance with the Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, if Mr. Insetta voluntarily terminates his employment with the Company, for a period equal to the lesser of the remaining term of the agreement or one year, Mr. Insetta has agreed that he will not, directly or indirectly, solicit those persons or entities who are customers of the Company on the effective date of his termination of employment for the purpose of purchasing multi-layer capacitors; provided, however, that the foregoing restriction shall not apply if Mr. Insetta terminates his employment because of a change of control of the Company. In addition, Mr. Insetta has agreed that, for a period of one year following the termination of his employment (other than termination by the Company without cause), he will not divulge to any person any information which is actually held in confidence by the Company, subject, however, to certain conditions, including the Company having performed, and continuing to perform, its obligations under the agreement.

      The Company presently maintains a term life insurance policy in the aggregate amount of $4,000,000 on the life of Mr. Insetta. The Company is named as the beneficiary of this policy.

Judah Wolf

      In March 2002, the Company entered into a new employment agreement with Judah Wolf, the Company's Senior Vice President - Thin Film Products, effective January 1, 2002. The agreement will expire December 31, 2005, and will automatically renew for successive one year periods unless either party gives written notice of his or its election to terminate the agreement at least 60 days prior to the date the agreement is scheduled to expire.

      The agreement provides for annual base compensation of $125,000, increasing by 8% in each successive year of the agreement. In addition, Mr. Wolf receives a quarterly incentive bonus equal to 3% of the Thin Film Profit Contribution (as defined in the agreement). Mr. Wolf is also entitled to participate in the Company's Officers' Bonus Plan. Any amount to which he would be entitled under such plan shall be reduced by an amount equal to one half of one percent of the Thin Film Profit Contribution. See "Executive Compensation -
- Bonus Programs."

      The agreement may be terminated by the Company at any time. If the agreement is terminated for reasons other than disability or cause, Mr. Wolf is entitled to receive his base salary for the remainder of term of the agreement and to exercise all vested stock options for a period of one year following termination.

Richard Monsorno

      In September 2000, the Company entered into a three-year employment agreement with Richard Monsorno, the Company's Senior Vice President - Technology. The agreement provided for base compensation of $175,000, which increased to $185,000 on September 3, 2001 and to $196,630 on September 3, 2002. In addition, commencing with the quarter ended December 31, 2000, Mr. Monsorno was also entitled to participate in the Company's Officers' Bonus Plan. See "Executive Compensation - Bonus Programs."

      The agreement could be terminated by the Company at any time. If the agreement was terminated by the Company for reasons other than cause, or if Mr. Monsorno terminated his employment, Mr. Monsorno was entitled to receive his base salary for one year from the date of termination, the Company would continue to provide medical coverage for Mr. Monsorno and his family for a period of 18 months and Mr. Monsorno would be entitled to exercise all vested stock options for a period of one year following termination.

      The agreement with Mr. Monsorno expired on August 31, 2003. The Company and Mr. Monsorno have entered into negotiations for a new three-year agreement to be effective October 1, 2003. This agreement, which will be submitted to the Compensation Committee for consideration at its next meeting, would provide for an initial base salary of $208,428, annual increases of 6%, a severance payment equal to 15 months' base salary if the agreement is terminated other than for cause, and would otherwise contain substantially the same terms and conditions as his previous agreement.

David Ott

      In April 2001, the Company entered into a three-year employment agreement with David Ott, the Company's Senior Vice President - New York Operations, effective January 1, 2001, and amended in January 2002. The agreement provides for base compensation of $140,000, subject to increase at the discretion of the Board of Directors. On June 24, 2002, Mr. Ott's base compensation was increased to $160,000. In addition, Mr. Ott is entitled to participate in the Company's Officers' Bonus Plan. See "Executive Compensation - Bonus Programs."

      The agreement may be terminated by the Company at any time. If the agreement is terminated for reasons other than disability or cause, Mr. Ott is entitled to receive his base salary for a period of one year from the date of termination.

Stephen Beyel

      In April 2003, the Company entered into a three-year employment agreement with Stephen Beyel, the Company's Senior Vice President - Sales. The agreement provides for base compensation of $160,000, plus additional compensation based upon specific performance measures (as defined in the agreement). See "Executive Compensation - Bonus Programs."

      The agreement may be terminated by the Company at any time. If the agreement is terminated for reasons other than disability or cause, Mr. Beyel is entitled to receive his base salary for a period of one year from the date of termination.

CONSULTING AGREEMENT

Stuart Litt

      In October 2000, upon his retirement as Senior Vice President - Operations of the Company, the Company entered into a consulting agreement with Stuart P. Litt. Mr. Litt remains on the Board of Directors of the Company. The agreement commenced January 1, 2001 and terminates on December 31, 2003. The Company has the right to extend the term for an additional two years.

      Under the agreement, Mr. Litt provides advisory and consulting services to the Company for a minimum of nine full days and up to a maximum of fifteen full days in each calendar quarter. The agreement provides for a monthly fee of $6,000. The Company shall also pay to Mr. Litt the sum of $2,000 for each full day he provides services to the Company in excess of nine full days during each calendar quarter. The Company is also required to reimburse Mr. Litt for reasonable and necessary expenses incurred in providing his consulting services. In addition, during the first 18 months of the term, the Company paid, on Mr. Litt's behalf, the amount necessary under Consolidated Omnibus Budget Reconciliation Act ("COBRA") to continue the medical coverage he received while employed by the Company.

BONUS PROGRAMS

      The Company has a bonus program for eligible executive officers pursuant to which each such officer is eligible to receive quarterly cash bonuses equal to a percentage of the Company's net income (before such bonuses and before income tax) as determined by the Board. In the fiscal year ended June 30, 2003, the percentages ranged from one half of one percent to three quarters of one percent. In the event of a net loss in any quarter, the amount of such net loss is applied to reduce the bonus payable in future quarters in that fiscal year. In the fiscal year ended June 30, 2003, the Company paid bonuses aggregating $65,431 under this program, including bonus awards of $3,231 and $2,411 to Messrs. Monsorno and Ott, respectively. See "Executive Compensation -- Summary Compensation Table."

      Mr. Wolf participates in a modified version of this bonus program as stated in his employment agreement. In the fiscal year ended June 30, 2003, the Company paid Mr. Wolf bonuses aggregating $16,009. See "Employment Agreements -- Judah Wolf" and "Executive Compensation -- Summary Compensation Table."

      Mr. Beyel is eligible to receive a quarterly cash bonus based upon achievement of certain quotas for order bookings and profit. In the fiscal year ended June 30, 2003, the Company paid Mr. Beyel bonuses aggregating $29,038. See "Executive Compensation -- Summary Compensation Table."

OPTION EXCHANGE OFFER

      On January 16, 2002, the Company filed a Schedule TO with the Securities and Exchange Commission (the "SEC") and commenced the Option Exchange Program pursuant to which it offered to exchange outstanding options under its existing stock option plans having an exercise price per share of $19.50 or more for new options. The offer expired on February 13, 2002. The Company accepted for exchange options to purchase an aggregate of 432,000 shares of Common Stock. On August 15, 2002, the Company issued 407,000 new options in exchange for the options tendered and accepted for exchange, including 156,000 options tendered by the Named Executive Officers. The new options (other than those issued to Mr. Insetta) have an exercise price of $2.35 per share, representing the closing sale price of the Company's Common Stock on the American Stock Exchange on August 15, 2002. The 4,000 options issued to Mr. Insetta (who owns more than 10% of the Company's outstanding Common Stock) have an exercise price of $2.59 per share, representing 110% of such closing sale price on such date.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      On November 21, 2002, the Board of Directors voted to reestablish the Compensation Committee which had been disbanded on November 15, 2000. The Board of Directors as a whole had deliberated on matters of compensation between the time the Committee was disbanded and the time it was reestablished. No officer who serves as a director of the Company participated in matters involving the evaluation of his own performance or the setting of his own compensation. See "Executive Compensation -- Report on Executive Compensation." No officer who serves as a director of the Company served on the board of directors of any other company.

REPORT ON EXECUTIVE COMPENSATION

      Notwithstanding anything to the contrary in any of the Company's previous or future filings under the Securities Act of 1933, as amended, (the "Securities Act"), or the Exchange Act that might incorporate this Proxy Statement reference into future filings with the SEC, in whole or in part, the following report shall not be incorporated by reference into any such filing.

      For many years, the full Board of Directors has been responsible for making decisions with respect to employee compensation issues. In November 2002, the Board of Directors reestablished the Compensation Committee. See "Executive Compensation -- Compensation Committee Interlocks and Insider Participation". No officer who serves as a director of the Company participated in matters involving the evaluation of his own performance or the setting of his own compensation.

      The Company seeks to establish compensation plans and policies which are designed to (i) attract and retain highly qualified employees at all levels,
(ii) provide rewards that are closely linked to the Company's performance, and
(iii) align the interests of the Company's employees with those of its stockholders through stock ownership. The Company monitors the compensation paid to various levels of employees on both a geographic and industry basis. Moreover, the Company has established bonus compensation programs for virtually all levels of employees pursuant to which they are rewarded based upon the overall profitability of the Company. Finally, the Company has over the past several years awarded stock bonuses and stock options to several executive officers and supervisory employees in order to reward them for their efforts on behalf of the Company and to provide them with a direct stake in the Company's future. In April 1997, the Board adopted the 1997 Stock Option Plan in order to expand the universe of individuals who are important to the Company's success who may be eligible for stock-based compensation. Having granted options for all of the shares authorized for issuance under such plan, in April 2000, the Board adopted the 2000 Incentive Stock Plan in order to enable the Company to continue to utilize stock awards and options as a means of attracting and retaining employees important to the Company's success.

      The base salary of Victor Insetta, the Company's President and Chief Executive Officer, for fiscal year 2003 was based principally upon his rights under his employment agreement. The agreement, which was entered into in 1985 and has been amended several times, provided for a minimum base salary at the rate of $323,162 from March 1, 2000 until June 1, 2003, when Mr. Insetta's minimum base salary was increased to $350,000 per annum. The Compensation Committee believed that this increase was warranted in light of Mr. Insetta's important contributions to the Company over the past several years (including managing the Company well in a challenging business environment and furthering the Company's progress toward its long-term objectives) and because Mr. Insetta's salary had not been reviewed in over three years. More over, this increase is consistent with cost of living increases granted to virtually all employees of the Company over the period since Mr. Insetta's salary was last reviewed.

      Mr. Insetta's employment agreement also entitles him to annual incentive compensation of two and a half percent of the Company's net income (before such incentive compensation and before income taxes). The Compensation Committee believes that it is appropriate for the compensation of the Chief Executive Officer of the Company to be based, in substantial part, on the Company's overall performance. Mr. Insetta's employment agreement allows the Company to pay Mr. Insetta's annual incentive compensation in cash, Common Stock or a combination thereof. The determination of the manner of payment is made each year by the Board of Directors, in its sole discretion, subject to certain limitations.

      For the fiscal year ended 2001, 100% of Mr. Insetta's annual incentive compensation was paid in cash. The Board believed this was appropriate in light of the Company's cash position and the current level of Mr. Insetta's stock ownership in the Company. Mr. Insetta's received no incentive compensation in respect of fiscal years 2002 and 2003.


                                                    COMPENSATION COMMITTEE

                                                      Dov Bacharach
                                                      O. Julian Garrard III
                                                      Stuart P. Litt
                                                      Chester E. Spence
                                                      Thomas J. Volpe


                                                      August 27, 2003

REPORT OF THE AUDIT COMMITTEE

      Notwithstanding anything to the contrary in any of the Company's previous or future filings under the Securities Act or the Exchange Act that might incorporate this Proxy Statement by reference into future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

      In accordance with the written charter adopted by the Company's Board of Directors, a copy of which is annexed hereto as Annex A (the "Charter"), the Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to the accounting, auditing, financial reporting and internal control functions of the Company and its subsidiaries.

      Management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to provide reasonable assurance of compliance with accounting standards and applicable laws and regulations. The independent accountants are responsible for planning and carrying out an audit in accordance with generally accepted auditing standards and expressing an opinion as to the conformity of the financial statements with generally accepted accounting principles.

      In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2003 with management and with KPMG LLP, the Company's independent public accountants. The Audit Committee has also received from KPMG LLP a report pursuant to Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and has discussed the matters referred to in such report with KPMG LLP. The Audit Committee has also received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect. The Audit Committee has further discussed with KPMG LLP its independence.

      The Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements for the fiscal year ended June 30, 2003 has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's accountants are in fact "independent".

      Based upon the review and discussions described above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2003 for filing with the Securities and Exchange Commission.

                                                     AUDIT COMMITTEE

                                                     Dov S. Bacharach
                                                     O. Julian Garrard III
                                                     Chester E. Spence
                                                     Thomas J. Volpe



                                                     August 27, 2003

                                PERFORMANCE GRAPH

      The graph below compares the cumulative total stockholder return on the Common Stock from July 1, 1998 through June 30, 2003, with the cumulative total return of the American Stock Exchange and with the return on a peer group of companies selected by the Company. The peer group is made up of nine publicly-held manufacturers of capacitors, resistors and other electronic components, including the Company. Management believes that the product offerings of the companies contained in the peer group are similar to the Company's product offerings. Total cumulative return values were calculated based on the assumption of $100 invested on July 1, 1998, assuming reinvestment of dividends. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                 Comparison of Five-Year Cumulative Total Return
                    Among American Technical Ceramics Corp.,
                  the Amex Market Value Index and a Peer Group


                               [GRAPHIC OMITTED]


                                                 Fiscal Year Ended June 30 Cumulative Total Return
                                                 -------------------------------------------------
                                          1998        1999        2000        2001        2002        2003
                                          ----        ----        ----        ----        ----        ----
American Technical Ceramics Corp.         100          91         599         211         107         115
Amex Market Value                         100         113         133         120         100         106
Peer Group                                100         136         442         216         147         116


--------------------------------------------------------------------------------

Peer Group includes the Company and Aeroflex, Inc., Anaren Microwave, Inc., AVX Corp., EPCOS, AG, Merrimac Industries, Inc., Spectrum Control Inc., and Vishay Intertechnology, Inc. Vari-l company, which was included in the Peer Group in previous years, was acquired by Sirenza Microdevices on May 5, 2003. Accordingly, such price information is no longer available with respect to this company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATED PARTY LEASES

      The Company presently leases certain real property from entities controlled by its President, Chief Executive Officer and principal stockholder, Victor Insetta. In the case of each such lease, the Company has periodically obtained appraisal letters indicating that the fixed rentals in effect did not exceed fair market rentals in the area. The Company does not intend to lease any additional real property from Mr. Insetta or entities controlled by him other than renewals of existing leases and improvements and new construction that may be made to existing leased properties.

FLORIDA FACILITY

      The Company, through its wholly-owned subsidiary, American Technical Ceramics (Florida), Inc. ("ATC-Florida"), leases an administrative office, manufacturing and research and development complex located in Jacksonville, Florida (the "Jacksonville Facility") from V.P.I. Properties Associates, a partnership controlled by Mr. Insetta ("VPI"), under a capital lease. At June 30, 2003, the Jacksonville Facility has an aggregate cost of $5,104,000 and a net book value of $2,705,000. The lease is for a period of 30 years and was capitalized using an interest rate of 10.5% and expires on September 30, 2010. The lease provides for base rent of approximately $719,000 per annum (approximately $60,000 per month). The fixed rental is adjusted upward (but not downward) annually based upon the increase, if any, in the Consumer Price Index for all Urban Consumers for the last reported month available on May 1 of each year during the lease compared to such index for the same month in the previous calendar year. In no event may the monthly payments in respect of fixed rent under the lease be less than the monthly payments of principal and interest due and payable by VPI in connection with the financing for the Jacksonville Facility. ATC-Florida is also obligated to pay all expenses arising in connection with the Jacksonville Facility, including all real estate taxes, assessments, insurance, utilities and repairs. The lease also provides for increases to the base rent in connection with any new construction at the Jacksonville Facility. Under the lease, upon any new construction being placed into use, the base rental is subject to increase to the fair market rental of the Jacksonville Facility, including the new construction.

      The Company, through ATC-Florida, has the right at the end of the lease term to purchase the Jacksonville Facility at its fair market value and has a right of first offer to purchase the Jacksonville Facility if VPI elects to sell it in the interim.

      In the fiscal year ended June 30, 2003, the aggregate rental paid by ATC-Florida under this lease was $732,194. In addition, ATC-Florida incurred expenses of $305,033 for real estate taxes, $327,185 for utilities and $19,401 for leasehold improvements.

NEW YORK PROPERTY

       Since July 1976, the Company has leased from Mr. Insetta the land and building at 15 Stepar Place, Huntington Station, New York (the "New York Property"). The lease for the New York Property, which was amended and restated as of September 25, 1998, expired December 31, 2001. The Company continued to lease the New York Property on a month-to-month basis under the terms in effect when the lease expired until September 1, 2002 when the Company entered into a new lease for the New York Property with Stepar Leasing LLC, a limited liability company owned by Mr. Insetta to which he has transferred ownership of the New York Property ("Stepar Leasing"). Under the new lease, the Company pays annual base rent of $410,000, subject to annual increases based upon increases in the consumer price index. The lease expires in September 2007, subject to four five-year renewal options.

      The Company is also responsible for payment of all real estate taxes and all utilities and repairs relating to the property. During the fiscal year ended June 30, 2003, the total amount of rent paid by the Company for this facility was 429,387. In addition, the Company incurred expenses of $70,561 for real estate taxes, $274,437 for utilities and $31,509 for leasehold improvements.

        The Company has the option to purchase the New York Property at any time during the lease at its fair market value and a right of first offer if Stepar Leasing elects to sell it in the interim.

                                   PROPOSAL 2

                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

      KPMG LLP, the independent public accountants who have audited the Company's financial statements for the past twelve years, have been appointed by the Audit Committee of the Board of Directors of the Company to audit the Company's consolidated financial statements for the fiscal year ending June 30, 2004. The Audit Committee believes that the selection of an independent accountant to audit the financial statements of the Company prepared by management is an appropriate matter for stockholder consideration. If the stockholders do not ratify the selection of KPMG LLP, the Audit Committee will consider the selection of another firm of independent certified public accountants to audit the Company's consolidated financial statements for the fiscal year ending June 30, 2004. Representatives of KPMG LLP are expected to be present at the Annual Meeting and, if present, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

      The following table sets forth fees paid to KPMG LLP for the fiscal year ended June 30, 2003:

Audit Fees                                               $         233,340
Audit Related Fees (1)                                              95,990
Tax Fees  (2)                                                      104,100
Financial Information Systems Design and
  Implementation Fees                                               ---
All Other Fees                                                      ---
                                                         -----------------
    Total Fees                                           $        433,430


(1) Audit related fees consists of work performed with respect to the audit of the financial statements of the Company's benefit plans and certain internal control review services.

(2) Tax fees consist of work performed with respect to tax compliance and tax consulting.

INDEPENDENT AUDITOR DISCLOSURE

      The Audit Committee has considered whether the provision of non-audit services by KPMG LLP to the Company is compatible with maintaining KPMG LLP's independence, and concluded that it did.

      THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE RATIFICATION OF KPMG LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS TO AUDIT THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDING JUNE 30, 2004, WHICH IS DESIGNATED AS PROPOSAL 2 ON THE ENCLOSED PROXY CARD.


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








                          ANNUAL REPORT TO STOCKHOLDERS

      The Company's Annual Report to Stockholders for the fiscal year ended June 30, 2003 is being mailed to stockholders with this Proxy Statement, but does not constitute a part hereof. The Company will provide to any stockholder, without charge, upon written request to the Secretary of the Company, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2003.

           DEADLINE FOR STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

      The Company expects to hold its annual meeting of stockholders for the fiscal year ending June 30, 2004 in November or December 2004. Stockholders who intend to present proposals intended to be included in the Company's Proxy Statement and form of proxy relating to such annual meeting must submit their proposals in writing to the Secretary of the Company on or before June 15, 2004. All proposals must comply with applicable SEC rules and regulations.

      For any proposal that is not submitted for inclusion in next year's proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year's annual meeting, SEC rules permit proxies to be voted at the discretion of the management if (a) the Company receives notice of the proposal before the close of business on September 1, 2004 and advises stockholders in next year's proxy statement about the nature of the matter and how management intends to vote on such matter, or (b) the Company does not receive notice of the proposal prior to the close of business on September 1, 2004.

                                  OTHER MATTERS

      Management of the Company knows of no business other than that referred to in the foregoing Notice of Annual Meeting and Proxy Statement that may come before the Annual Meeting. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their judgement.

                                             BY ORDER OF THE BOARD OF DIRECTORS

                                             KATHLEEN M. KELLY
                                                 Secretary
October 17, 2003




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


                                     ANNEX A

                        AMERICAN TECHNICAL CERAMICS CORP.

                             AUDIT COMMITTEE CHARTER

Subject to annual appointment by the Board of Directors (the "Board") of American Technical Ceramics Corp. (the "Company"), the Audit Committee (the "Committee") shall have the responsibility, authority and specific duties as described below.


PURPOSE

The Committee is a committee of the Board. Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the stockholders and others, the systems of internal controls which management and the Board of Directors have established, and the audit process. In addition, the Committee provides an open avenue of communication between the independent accountants, financial management and the Board. The Committee intends to fulfill its purpose by carrying out the activities enumerated below under the caption "Duties and Powers."

COMPOSITION

The Committee shall be comprised of at least three Board members, each of whom shall be independent, in that he or she may not, other than in his or her capacity as a director or member of any committee of the Board, (i) accept any consulting, advisory, or other compensatory fee from the Company; or (ii) be an affiliated person of the Corporation or any subsidiary thereof. Additionally, each Committee member shall meet the independence requirements of the American Stock Exchange ("AMEX"), as such requirements may be changed from time to time; provided, that, if the Board determines in exceptional and limited circumstances that it would be in the best interests of the Company and its stockholders to do so, the Board may appoint one director who does not meet the AMEX independence requirements so long as such appointment otherwise complies with AMEX's listing requirements. If any Committee member simultaneously serves on the audit committee of more than three public companies, the Board must also determine, with respect to such member, that such simultaneous service would not impair the ability of such member to serve effectively on the Committee and should disclose such determination in the Company's annual proxy statement.

Each member of the Committee shall be able to read and understand fundamental financial statements. In addition, at least one member of the Audit Committee will have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication and who is a Financial Expert (as such term is defined by the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company shall disclose, in its periodic reports required under the Exchange Act, whether or not, and if not, the reasons therefore, the Committee includes at least one Financial Expert.

The members of the Committee shall be appointed annually at the organizational meeting of the Board and shall hold office until their resignations or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

MEETINGS

The Audit Committee is to meet at least once each fiscal quarter and as many additional times as the Committee deems necessary. The Committee should meet separately with the Company's independent auditors and management at least quarterly to review the Company's financials. Additionally, the Committee should meet at least annually with management, any internal auditing personnel and the independent auditors separately to discuss any matters that the Committee or any of these groups believe should be discussed privately.


ATTENDANCE

Members of the Audit Committee will strive to be present at all meetings, whether in person or by conference telephone or other communications equipment by means of which all persons participating in the meeting can hear one another. As necessary or desirable, the Chair of the Committee may request that members of management, representatives of the Company's independent accountants or legal counsel and appropriate Company financial and accounting personnel be present at meetings of the Committee.


AUTHORITY

The Committee shall have all the resources and authority appropriate to discharge its duties and responsibilities as required by Rule 10A-3 of the Exchange Act. This shall include the authority to: (a) select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts and advisors, as it deems necessary or appropriate, without seeking approval of the Board or management, and (b) investigate any matter or activity involving financial accounting, reporting and controls of the Company. All employees of the Company shall be directed to cooperate with respect to the foregoing as requested by members of the Committee.

DUTIES AND POWERS

To carry out its purpose, the Committee shall have the following duties and powers:

1. Review with the Company's management, appropriate Company financial and accounting personnel and the Company's independent accountants the Company's general policies and procedures to reasonably assure the adequacy of internal accounting, administrative and financial reporting controls. This would encompass, amongst other areas, controls over revenue recognition, client funds, media payments, currency exposure and information systems and their security. Annually obtain in writing from the independent accountants their opinion as to the adequacy of such controls.

2. Have familiarity with the accounting and reporting principles and practices applied by the Company in preparing its financial statements.

3. Discuss with appropriate Company financial and accounting personnel the scope and plans for audits.

4. Review prior to the annual audit, the scope and general extent of the independent accountant's audit examination and the audit procedures to be employed. The auditor's fees are to be arranged with Management and annually summarized for Committee review. The Committee's review should entail an understanding from the independent accountants of the factors considered by the accountants in determining the audit scope, including:

      o     Industry and business risk characteristics of the Company;

      o     External reporting requirements;

      o     Materiality of the various segments of the Company's activities; and

      o     Quality of internal accounting controls.

5. Review the extent of nonaudit services provided by the independent accountants in relation to the objectivity needed in the audit.

6. Review with management, appropriate Company financial and accounting personnel and the Company's independent accountants at the completion of the annual examination the following:

      o Annual report of the Company, including the financial statements and related footnotes;

      o Results of the audit of the financial statements and the related report thereon and a report on changes during the year in accounting principles and their application;

      o Significant changes in the audit plan and any serious disputes or difficulties with management encountered during the audit, including significant adjustments proposed by the independent accountants; and

      o Other communications as required by generally accepted auditing standards.

7. Evaluate the cooperation received by the independent accountants during their audit examination, including their access to all requested records, data and information. Discuss with the independent accountants the quality of the Company's financial and accounting personnel. Inquire of the independent accountants whether there have been any disagreements with management, which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company's financial statements. Also, elicit the comments of management regarding the responsiveness of the independent accountants to the Company's needs.

8. Meet with management, appropriate Company financial and accounting personnel and the Company's independent accountants to discuss any relevant recommendations, which the independent accountants may have, including those in their "letter of comments and recommendations." Topics to be considered during this discussion may include improving internal financial controls, the selection of accounting principles and management reporting systems. Review responses of management to "letter of comments and recommendations" from the independent accountants. Receive follow up reports on action taken concerning the aforementioned recommendations.

9. Inquire of appropriate Company personnel and the Company's independent accountants as to any instances of deviation from established policies and procedures and codes of conduct and ethics of the Company.

10.   Report as to its activities to the Board.

11. Recommend to the Board any appropriate extension or changes in the duties of the Committee.

12. Recommend to the Board the selection, retention or termination of the Company's independent accountants.

13. Review with management and the independent accountants the method of monitoring the Company's policies to prohibit unethical, questionable or illegal activities by Company employees.

14. Subject to the approval of the Board, arrange for and monitor any special investigations as the need may arise.

15. Confirm and assure the independence of the Company's independent accountants.

16. Review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies and programs and reports received from regulators.

17. Establish and maintain record retention policies and procedures to comply with Section 802 of the Sarbanes-Oxley Act of 2000.

18. Perform such other functions as assigned by law, the listing requirements of the American Stock Exchange, the Company's certificate of incorporation and bylaws, or the Board.

COMPENSATION

Committee members shall be compensated by the Company solely in the form of directors' fees. Committee members may, however, receive greater fees that those received for Board service by other Board members in light of their heightened responsibilities to the Company.